Exhibit 10.25

SECOND AMENDMENT TO LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Amendment”), dated as of  March 25, 2016, is among GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”), the LENDERS (as defined in the Credit Agreement defined below) signing this Amendment, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Swingline Lender and in its capacity as Issuing Lender.

RECITALS

A.            The Borrower, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender are parties to that certain Credit Agreement, dated as of February 21, 2012, as amended by that certain First Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of April 25, 2012, that certain Second Amendment to Credit Agreement, dated as of July 19, 2012, that certain Third Amendment and Limited Waiver to Credit Agreement and Second Amendment to Security Agreement, dated as of March 4, 2013, but effective as of December 7, 2012, that certain Lender Joinder Agreement, effective as of December 17, 2013, that certain Fourth Amendment and Limited Waiver to Credit Agreement, dated as of December 22, 2014, that certain Fifth Amendment and Limited Waiver to Credit Agreement, dated as of May 28, 2015, that certain Limited Waiver and Sixth Amendment to Credit Agreement, dated as of June 30, 2015, that certain Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of August 31, 2015 and that certain First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of December 11, 2015 (as amended, the “Credit Agreement”).

B.            Prior to the execution and delivery of the Limited Waiver and Sixth Amendment to Credit Agreement, dated as of June 30, 2015 (the “Limited Waiver and Sixth Amendment to Credit Agreement”), the Borrower informed the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender that (i) the previously delivered audited financial statements for the Fiscal Year ending December 31, 2014 and accompanying Officer’s Compliance Certificate were incorrect, (ii) the representations set forth in Section 6.26 of the Credit Agreement regarding such financial statements and accompanying Officer’s Compliance Certificate were incorrect each time such representations were made and (iii) as a result of such incorrect financial statements, the Borrower had failed to keep proper books, records and accounts in accordance with Section 7.7 of the Credit Agreement.  The failure to keep proper books, records and accounts and the delivery of incorrect financial statements for the Fiscal Year ending December 31, 2014, together with an inaccurate Officer’s Compliance Certificate constituted a breach of Sections 6.26, 7.1(a), 7.2(a) and 7.7 of the Credit Agreement, and constituted Events of Default under Sections 9.1(c), (d) and (e) of the Credit Agreement (collectively, the “Original Known Existing Events of Default”).

C.            Pursuant to the Limited Waiver and Sixth Amendment to Credit Agreement, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed, among other things, to (i) temporarily waive the Original Known Existing Events of Default until August 31, 2015 subject to the terms and conditions of the Limited Waiver and Sixth Amendment to Credit Agreement and (ii) extend the period of time for the delivery of the restated audited financial statements for the Fiscal Year ending December 31, 2014 and related corrected Officer’s Compliance Certificate and for delivery of the quarterly financial statements for the  Borrower’s fiscal quarters ended on or about March 29, 2015 and June 28, 2015 and accompanying Officer’s Compliance Certificates.

D.            Pursuant to the Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of August 31, 2015 (the “Original Limited Waiver and Seventh Amendment to Credit Agreement”), the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed to (i) further temporarily waive the Original Known Existing Events of Default until February 15, 2016 subject to the terms and conditions of the Limited Waiver and Seventh Amendment to Credit Agreement, (ii) further extend the period of time for  delivery of the restated audited financial statements for the Fiscal Year ending December 31, 2014 and related corrected Officer’s Compliance Certificate and for delivery of the quarterly financial statements for the fiscal quarters ended on or about March 29, 2015 and June 28, 2015 and related Officer’s Compliance Certificate, and (iii) amend certain provisions of the Credit Agreement and the other Loan Documents.

E.            Following the occurrence of various Waiver Termination Events under the Original Limited Waiver and Seventh Amendment to Credit Agreement, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed, pursuant to the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of December 11, 2015 (the “First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement”), to (i) reset and extend until February 15, 2016 the temporary limited waiver under the Limited Waiver and Seventh Amendment to Credit Agreement by temporarily waiving the Waiver Termination Events identified in various letters sent by the Administrative Agent to the Borrower, the Original Known Existing Events of Default, the Additional Known Existing Events of Default and the Anticipated Events of Default pursuant to the terms and conditions of the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement, and (ii) amend certain of the provisions of the Credit Agreement and the Original Limited Waiver and Seventh Amendment to Credit Agreement (the Original Limited Waiver and Seventh Amendment to Credit Agreement as amended by the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement, the “Limited Waiver and Seventh Amendment to Credit Agreement”).

F.             On January 31, 2016, the Borrower failed to deliver to the Administrative Agent the restated consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of the Fiscal Years ended December 31, 2012, December 31, 2013 and December 31, 2014 and as of the close of the fiscal quarters ended on or about March 29, 2015, June 28, 2015 and September 27, 2015, and the consolidated and consolidating statements of income, retained earnings and cash flows for such periods, in each case in reasonable detail and in the forms and certified as required by and as more fully set forth in Sections 4(e)(y) and 4(e)(z) of the Limited Waiver and Seventh Amendment to Credit Agreement. Pursuant to a letter dated February 3, 2016 from the Administrative Agent to the Borrower (the “February 2016 Notice Letter”), the Administrative Agent (i) notified the Borrower of the Waiver Termination Events arising under the Limited Waiver and Seventh Amendment to Credit Agreement as a result of the Borrower’s failure to deliver the financial statements as required by Sections 4(e)(y) and 4(e)(z) of the Limited Waiver and Seventh Amendment to Credit Agreement, (ii) notified the Borrower that the temporary waiver of the Original Known Existing Events of Default and the Anticipated Events of Default (as defined in the Limited Waiver and Seventh Amendment to Credit Agreement) under the Limited Waiver and Seventh Amendment to Credit Agreement had terminated, and (iii) reserved all rights and remedies available under the Loan Documents and otherwise.  On February 15, 2016, the Stated Waiver Termination Date occurred which also constitutes a Waiver Termination Event.

G.            The Borrower has requested that the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender agree to (i) reset and extend the temporary limited waiver under the Limited Waiver and Seventh Amendment to Credit Agreement by temporarily waiving the Waiver Termination Events identified in the February 2016 Notice Letter and in Recital F above, including the Events of Default resulting from the events that caused such Waiver Termination Events, and by temporarily waiving the Original Known Existing Events of Default, the Additional Known Existing

Events of Default and the Anticipated Events of Default pursuant to the terms and conditions of the Limited Waiver and Seventh Amendment to Credit Agreement, as amended by this Amendment, and (ii) amend certain of the provisions of the Credit Agreement and the Limited Waiver and Seventh Amendment to Credit Agreement pursuant to the terms and conditions of this Amendment.

H.            The Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender are willing to agree to such requests of the Borrower subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender hereby agree as follows:

1.             DEFINITIONS.  All capitalized terms used in this Amendment (including in the Recitals to this Amendment) which are not expressly defined in this Amendment shall have the meanings given to them in the Credit Agreement or the Limited Waiver and Seventh Amendment to Credit Agreement, as applicable.

2.             AMENDMENTS TO LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT.

(a)           Section 1 of the Limited Waiver and Seventh Amendment to Credit Agreement is hereby amended by amending or adding, as applicable, the following definitions to read as follows:

“Known Existing Waiver Termination Events” means the existing Waiver Termination Events identified in (a) Recitals E, F, G and H of the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and (b) Recital F of the Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement.

“Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement” means that certain Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of March 25, 2016, by and among the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender, and acknowledged and agreed to by each of the Subsidiary Guarantors.

“Second Amendment to Limited Waiver Agreement Effective Date” means the date on which all of the conditions to the effectiveness of the Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement set forth in Section 7 of the Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement have been satisfied to the satisfaction of the Administrative Agent.

“Stated Waiver Termination Date” means May 15, 2016.

(b)           Section 3(a)(A) of the Limited Waiver and Seventh Amendment to Credit Agreement is amended and restated in its entirety to read as follows:

(A) the Borrower will not be permitted to have more than the Revolving Credit Loan Cap Amount of Revolving Credit Loans outstanding at any time during the Limited Waiver Period (and the Credit Parties agree that the Lenders will have no obligation to make available Revolving Credit Loans in excess of the Revolving Credit Loan Cap Amount at any time); and

(c)           Section 3(a)(B) of the Limited Waiver and Seventh Amendment to Credit Agreement is amended by replacing the amount “$15,000,000” contained therein in each instance in which it appears with the phrase “$12,000,000 or, if the Nuclear Services Letter of Credit is issued on or prior to April 20, 2016, $14,000,000”.

(d)           Section 4 of the Limited Waiver and Seventh Amendment to Credit Agreement is amended by adding the following subsections (n) and (o) after existing Section 4(m):

(n)           Application of Cash Collateral and Other Collections and Proceeds of Collateral to the Secured Obligations.  From and after the Second Amendment to Limited Waiver Agreement Effective Date,  the Borrower and the Credit Parties shall take such actions as the Administrative Agent shall request and shall open such accounts with the Administrative Agent as the Administrative Agent shall request to assure that by no later than May 15, 2016 all cash Collateral and all other collections and proceeds of Collateral received by the Borrower or any other Credit Party may, at the Administrative Agent’s election, be applied directly to repay to the Secured Obligations and to otherwise permit the Administrative Agent to implement full dominion over all such cash Collateral and all other collections and proceeds of Collateral received by the Borrower or any other Credit Party.  Nothing in this subsection (m) shall be construed to limit or restrict in any way any of the rights or remedies of the Administrative Agent as secured party under any Deposit Account Control Agreement or any other Loan Document related to the Borrower or any other Credit Party.

(o)           Delivery of Revised 2016 Projections and Plan for Repayment of the Obligations; Late Delivery Fee.  On or before end of the day on April 15, 2016, the Borrower shall provide to the Administrative Agent and the Lenders the revised business plan and operating capital budget of the Borrower and its Subsidiaries for the Fiscal Year commencing January 1, 2016 and ending December 31, 2016, together with a detailed plan for repayment in full of the Obligations including a description of specific events and steps needed to raise funds to do so, the amounts of the Obligations to be repaid from such events and steps and the timing for such events, steps and repayments, all in form and detail reasonably acceptable the Administrative Agent and the Lenders. In the event that Borrower shall fail to deliver the required business plan, operating capital budget and detailed plan for repayment in full of the Obligations on or before the end of the day on April 15, 2016, in addition to the occurrence of a Waiver Termination Event as a result of any such failure, the Borrower shall pay to the Administrative Agent, for the pro rata account of the Lenders (based on the Revolving Credit Commitments of the Lenders) a non-refundable late delivery fee (the “Late Delivery Fee”) of $50,000 for each period of seven (7) days that Borrower has failed to comply with the foregoing delivery requirement (e.g., solely to the extent that the required deliverables are not received by the Administrative Agent and the Lenders before the end of the day on April 22, 2016, the Late Delivery Fee for such seven-day period shall be $50,000, if the required deliverables are not received by the Administrative Agent and the Lenders before the end of the day on April 29, 2016, there shall be an additional Late Delivery Fee of $50,000, etc.).  At the end of any such seven-day period, the $50,000 portion of the Late Delivery Fee related to such seven-day period shall be fully due and payable without any notice or demand for payment by the Administrative Agent or any of the Lenders.  The Borrower acknowledges that the timely delivery of the required revised business plan, operating capital budget and detailed plan for repayment in full of the Obligations is of utmost importance to the Administrative Agent and the Lenders in connection with their assessment of an approach and next steps to be taken in connection with the Borrower and the Credit Facility, and the Late Delivery Fee is fair and appropriate compensation to the Administrative Agent and the Lenders for additional risk which will be incurred as a result of a failure of the Borrower to timely deliver such required items.

(e)           Exhibit A attached to the Limited Waiver and Seventh Amendment to Credit Agreement is amended and restated in the form attached as Exhibit A attached to this Amendment.

3.             ACKNOWLEDGMENTS OF THE BORROWER.  The Borrower hereby acknowledges and agrees as follows:

(a)           Recitals.  The Recitals to this Amendment are true and correct.

(b)           Loan Documents.  The Credit Agreement and the Limited Waiver and Seventh Amendment to Credit Agreement, each as amended by this Amendment, and each of the other Loan Documents are the legal, valid and binding agreements of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditor’s rights in general and the availability of equitable remedies, regardless of whether considered in a proceeding equity or at law.

(c)           Obligations.  As of the Second Amendment to Limited Waiver Agreement Effective Date, the Obligations of the Credit Parties under the Loan Documents are not subject to any restriction, setoff, deduction, claim, counterclaim or defense of any kind or character whatsoever.

(d)           Outstanding Principal in respect of the Revolving Credit Loans and the L/C Obligations.  The outstanding principal balance of the Revolving Credit Loans and the L/C Obligations as of March 24, 2016 are as set forth on Schedule A attached to this Amendment and made a part of this Amendment.

4.             AMENDMENTS TO CREDIT AGREEMENT.

(a)           From and after the Second Amendment to Limited Waiver Agreement Effective Date, Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition, the gross proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien which is prior to any Lien of the Administrative Agent or the Lenders on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Revolving Credit Loan Cap Amount” means, as of any date of determination, $70,000,000 minus the aggregate amount of all mandatory repayments required to be made by the Borrower under Section 2.4(b)(vi), Section 2.4(b)(vii), Section 2.4(b)(viii), Section 2.4(b)(ix) or

Section 2.4(b)(x) through the date of such determination.

“Second Amendment to Limited Waiver Agreement Effective Date” has the meaning given such term in the Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of March   , 2016, by and among the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender, and acknowledged and agreed to by each of the Subsidiary Guarantors.

(b)           From and after the Second Amendment to Limited Waiver Agreement Effective Date, the following definitions contained in Section 1.1 of the Credit Agreement are added or amended and restated in their entireties to read as follows:

“L/C Commitment” means the lesser of (a) 12,000,000 or, if the Nuclear Services Letter of Credit is issued on or prior to April 20, 2016, $14,000,000, and (b) the Revolving Credit Commitment.

“Nuclear Services Letter of Credit” means a Letter of Credit in a face amount of up to $3,400,000, in a form satisfactory to the Required Lenders in their sole discretion, issued by the Issuing Lender on or prior to April 20, 2016 and requested by Borrower in accordance with Article III to support obligations of Borrower or any of its Subsidiaries in connection with its nuclear services business.

“Revolving Credit Commitment”  means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13).  As of the Second Amendment to Limited Waiver Agreement Effective Date, the amount of the Revolving Credit Commitment of each Revolving Credit Lender is set forth on Exhibit A to the Limited Waiver Agreement and Seventh Amendment to Credit Agreement. Immediately prior to giving effect to the mandatory principal prepayment required on the Second Amendment to Limited Waiver Agreement Effective Date under Section 2.4(b)(vi)(A), the Aggregate Revolving Credit Commitments of all the Revolving Credit Lenders on the Second Amendment to Limited Waiver Agreement Effective Date is $85,000,000.

(c)           From and after the Second Amendment to Limited Waiver Agreement Effective Date, the penultimate sentence contained in Section 2.1 of the Credit Agreement, commencing “Notwithstanding anything to the contrary in this Agreement, the maximum outstanding principal amount”, is amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate principal amount of Revolving Credit Loans which may be outstanding at any time under this Agreement shall not exceed the Revolving Credit Loan Cap Amount.

(d)           From and after the Second Amendment to Limited Waiver Agreement Effective Date, Section 2.4(b)(v) of the Credit Agreement is amended and replaced by the following Sections 2.4(b)(v), 2.4(b)(vi), 2.4(b)(vii), 2.4(b)(viii), 2.4(b)(ix), 2.4(b)(x), 2.4(b)(xi) and 2.4(b)(xii):

(v)           Revolving Credit Loans in excess of the Revolving Credit Loan Cap Amount.  If on any day the aggregate outstanding principal amount of Revolving Credit Loans exceeds the  Revolving Credit Loan Cap Amount on such date, the Borrower shall (1) first, to the extent necessary to eliminate such excess amount, immediately repay outstanding Revolving Credit Loans which are Base Rate Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day), if any, in an amount equal to such excess amount, and (2) second, if any such excess remains, to the extent necessary to eliminate such excess amount, immediately repay outstanding Revolving Credit Loans which are LIBOR Rate Loans denominated in Dollars (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day) in an amount equal to such remaining excess amount.

(vi)          Mandatory Principal Prepayments on Second Amendment to Limited Waiver Agreement Effective Date and April 15, 2016. The Borrower shall make (A) a mandatory principal prepayment in the amount of $500,000 on the Second Amendment to Limited Waiver Agreement Effective Date with respect to the Revolving Credit Loans and (B) a mandatory principal payment in the amount of $500,000 on April 15, 2016 with respect to the Revolving Credit Loans.

(vii)         Asset Dispositions.  The Borrower shall make a mandatory principal prepayment of the Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (xi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with Section 8.5).  Such prepayment shall be made within three (3) days of the date of receipt of the Net Cash Proceeds of any such Asset Disposition by any Credit Party or any of its Subsidiaries.

(viii)        Debt Issuances.  The Borrower shall make a mandatory principal prepayment of the Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (xi) below in an amount equal to one hundred percent (100%) of the aggregate net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 8.1. Such repayment shall be made within three (3) days of the date of receipt of the Net Cash Proceeds of any such Debt Issuance by any Credit Party or any of its Subsidiaries.

(ix)          Equity Issuances.  The Borrower shall make a mandatory principal prepayment of the Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (xi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Equity Issuance.  Such prepayment shall be made within three (3) days of the date of receipt of the Net Cash Proceeds of any such Equity Issuance by any Credit Party or any of its Subsidiaries.

(x)           Nuclear Services Letter of Credit. The Borrower shall make a mandatory principal prepayment of the Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (xi) below in an amount equal to one hundred percent (100%) of the face amount of the Nuclear Services Letter of Credit plus such additional amount as necessary to cause such principal prepayment to be in an even increment of $100,000 (e.g., if the face amount of the Nuclear Services Letter of Credit is $3,230,000, the prepayment required under this clause (x) will be $3,300,000).  Such prepayment shall be made at least one Business Day prior to the date on which the Nuclear Services Letter of Credit is issued.

(xi)         Notice of Prepayments under Clauses (vii) through (x) above; Order of Prepayment under Clauses (vi) through (x) above.  Upon the occurrence of any event triggering a prepayment requirement under clauses (vii) through (x) above, the Borrower shall promptly deliver of a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly notify the Lenders.  Each prepayment under clauses (vi) through (x) above shall be applied as follows: (1) first, to immediately repay outstanding Revolving Credit Loans which are Base Rate Loans, (2) second, to immediately repay outstanding Revolving Credit Loans which are LIBOR Rate Loans denominated in Dollars, and (3) third, to immediately Cash Collateralize the L/C Obligations.

(xii)         Compliance and Payment.  The Borrower’s compliance with this Section 2.4(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event shall be tested on the date on which (A) the Borrower requests that the applicable Lenders make a Revolving Credit Loan, or (B) the Borrower requests that an Issuing Lender issue a Letter of Credit.  Each such repayment pursuant to this Section 2.4(b) shall be accompanied by any amount required to be paid pursuant to Section 4.9.

(e)           From and after the Second Amendment to Limited Waiver Agreement Effective Date, the last sentence of Section 3.1(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary in this Agreement, the maximum amount of L/C Obligations that the Borrower shall be able to have at any time under this Agreement shall be $12,000,000 in the aggregate; provided, that if the Nuclear Services Letter of Credit is issued on or prior to April 20, 2016, the maximum amount of L/C Obligations that the Borrower shall be able to have at any time under this Agreement shall be $14,000,000 in the aggregate.

(f)            From and after the Second Amendment to Limited Waiver Agreement Effective Date, Section 4.13 of the Credit Agreement is hereby amended to read as follows:

Section 4.13  Automatic Reductions in the Revolving Credit Commitments of the Lenders.  The Revolving Credit Commitment of each Lender shall be automatically and permanently reduced by the amount of any mandatory prepayment of the Revolving Credit Loans of such Lender received by such Lender pursuant to Section 2.4(b)(vi), Section 2.4(b)(vii), Section 2.4(b)(viii), Section 2.4(b)(ix) or Section 2.4(b)(x) simultaneously with such Lender’s receipt of such mandatory prepayment.

5.             REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery of this Amendment, the Borrower represents and warrants that, as of the Second Amendment to Limited Waiver Agreement Effective Date:

(a)           other than the representations and warranties with respect to the previously delivered financial statements for Fiscal Year 2012, Fiscal Year 2013, Fiscal Year 2014, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, on and as of the date hereof as made on and as of such date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects on and as of the date hereof as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

(b)           no event has occurred and is continuing which constitutes a Default or an Event of Default except for the Known Existing Events of Default and the Anticipated Events of Default and no event has occurred and is continuing which constitutes a Waiver Termination Event except for the Known Existing Waiver Termination Events;

(c)           (i) the Borrower and each other Credit Party has full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower and each other Credit Party, and (iii) each of the Limited Waiver and Seventh Amendment to Credit Agreement, as amended by this Amendment, the Credit Agreement, as amended by the Limited Waiver and Seventh Amendment to Credit Agreement, and the other Loan Documents, as amended by this Amendment, constitutes the legal, valid and binding obligations of the Borrower and the other Credit Parties party thereto, enforceable against the Borrower or such Credit Party, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(d)           neither the execution, delivery and performance of this Amendment, nor the consummation of any transactions contemplated herein, will conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any other Credit Party is a party or by which any of its properties may be bound or any Governmental Approval relating to the Borrower or to any Credit Party, except to the extent such conflict, breach or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(e)           no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not already obtained (including the Board of Directors (or other similar governing body) of the Borrower and of each other Credit Party) is required for the execution, delivery or performance of this Amendment by the Borrower and the other Credit Parties.

6.             CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective upon satisfaction of each of the following conditions precedent to the satisfaction of the Administrative Agent:

(a)           the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender;

(b)           the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower and duly acknowledged and agreed to by each Subsidiary Guarantor;

(c)           the Administrative Agent shall have received from the Borrower, in immediately available funds, the mandatory principal prepayment required by Section 2.4(b)(vi)(A) of the Credit Agreement, for application in accordance with Section 2.4(b)(xi) of the Credit Agreement;

(d)           the Administrative Agent shall have received from the Borrower payment of all costs and fees of the Administrative Agent which are unpaid and invoiced prior to the date of this Amendment, including those costs and fees related to travel costs and expenses, appraisals of real estate, appraisals of machinery and equipment, environmental reports, title insurance, legal fees and expenses and other out-of-pocket expenses;

(e)           the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, an amendment to the engagement letter between the Borrower and Huron Consulting (or an amended and restated engagement letter between the Borrower and Huron Consulting) with an increased scope of services reasonably acceptable to the Administrative Agent, including having Huron Consulting assist the Borrower in preparing a revised budget for 2016 and plan for repayment of the Obligations; and

(f)            the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

7.             REFERENCES.

(a)           Upon the Second Amendment to Limited Waiver Agreement Effective Date, each reference in the Credit Agreement to “this Agreement” or words of like import and each reference in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           Upon the Second Amendment to Limited Waiver Agreement Effective Date, each reference in the Limited Waiver and Seventh Amendment to Credit Agreement to “this Agreement” or words of like import shall mean and be a reference the Limited Waiver and Seventh Amendment to Credit Agreement, as amended by this Amendment.

(c)           The Credit Agreement, the Limited Waiver and Seventh Amendment to Credit Agreement and the other Loan Documents, as amended by this Amendment, shall remain in full force and effect and are hereby ratified and confirmed.

8.             RELEASE.  As a material part of the consideration for the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender entering into this Amendment, the Borrower and each Subsidiary Guarantor (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)           The Releasors, jointly and severally, hereby release and forever discharge the Administrative Agent, the Swingline Lender, the Issuing Lender, each Lender and the Administrative Agent’s, the Swingline Lender’s, Issuing Lender’s and each Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the Second Amendment to Limited Waiver Agreement Effective Date.

(b)                                 The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)                                  The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)                                    The Releasors have read and understand the effect of the Release Provision.  The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same.  Before execution of this Agreement, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)                                The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)                            The Releasors have executed this Amendment and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)                             The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

(d)                                 The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, Swingline Lender, Issuing Lender and each Lender to enter into this Amendment.

(e)                                  It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)                                   If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)                                 The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims.  The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

9.                                      COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

10.                               SUBSIDIARY GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT.  By signing below, each Subsidiary Guarantor (a) acknowledges, consents and agrees to this Amendment, (b) acknowledges and agrees to any amendment to its obligations in respect of the Subsidiary Guaranty Agreement made pursuant to this Amendment, (c) acknowledges and agrees that its obligations in respect of the Subsidiary Guaranty Agreement and the Security Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (d) ratifies and confirms its obligations under the Subsidiary Guaranty Agreement and the Security Agreement, and (e) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Subsidiary Guaranty Agreement, the Security Agreement or any other Loan Documents or Obligations.

11.                               EXECUTION IN COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

12.                               GOVERNING LAW.  This Amendment and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

13.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.                               HEADINGS.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

15.                               ENTIRE AGREEMENT.  THIS AMENDMENT IS A LOAN DOCUMENT.  THE LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND THE

CREDIT AGREEMENT, EACH AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL  AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

BORROWER:

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Craig Holmes
Name:	Craig Holmes
Title:	SVP

Signature Page to Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, the Issuing
Lender and Lender

By:	/s/ Kristine B. Netjes
Name:	Kristine B. Netjes
Title:	Senior Vice President

Signature Page to Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Matthew Karki
Name:	Matthew Karki
Title:	Assistant Vice President

Signature Page to Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

BRANCH BANKING AND TRUST COMPANY,
as Lender

By:	/s/ Mitch Turknett
Name:	Mitch Turknett
Title:	SVP

Signature Page to Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Joseph T. Nash
Name:	Joseph T. Nash
Title:	Underwriting Jr. Associate

Signature Page to Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

ACKNOWLEDGED AND AGREED TO:

AS SUBSIDIARY GUARANTORS:

WILLIAMS INDUSTRIAL SERVICES GROUP,
L.L.C.
BRADEN MANUFACTURING, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
CONSTRUCTION & MAINTENANCE
PROFESSIONALS, LLC
WILLIAMS GLOBAL SERVICES, INC.
KOONTZ-WAGNER CUSTOM CONTROLS
HOLDINGS LLC
TOG HOLDINGS, INC.
TOG MANUFACTURING COMPANY, INC.
GPEG, LLC
HETSCO HOLDINGS, INC.
HETSCO, INC.
GLOBAL POWER TECHNICAL SERVICES, INC.
BRADEN HOLDINGS, LLC
GLOBAL POWER PROFESSIONAL SERVICES INC.
BRADEN CONSTRUCTION SERVICES, INC.
STEAM ENTERPRISES LLC

By:	/s/ Erin Gonzalez
Name:	Erin Gonzalez
Title:	Vice President and Treasurer

Signature Page to Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents